                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-37117 on Form S-3, Registration Statement No. 333-67696 on Form S-4 and Registration Statement Nos. 333-71764 and 333-67698 on Form S-8 of Science Applications International Corporation of our report dated June 7, 2002, appearing in this Annual Report on Form 11-K of Science Applications International Corporation Cash or Deferred Arrangement for the year ended December 31, 2001.


/S/ DELOITTE & TOUCHE LLP

San Diego, California
June 25, 2002